EXHIBIT 10.55 MANAGEMENT INCENTIVE PLAN


                             AMERICAN ECOLOGY CORPORATION
                             ----------------------------

                              MANAGEMENT INCENTIVE PLAN
                              -------------------------

     1. ESTABLISHMENT, PURPOSE AND DURATION. The American Ecology Corporation Management Incentive Plan (the "Plan") is hereby established by American Ecology Corporation (the "Company"). The purpose of the Plan is to promote the success and enhance the value of the Company by providing selected executive officers with the opportunity to participate in the creation and sustaining of significant shareholder value over an extended period and to set annual compensation of such officers at levels commensurate with the Company's size, locale and such officers' duties. The Plan is adopted, effective as of January 1, 2003 (the "Effective Date"), and shall remain in effect, subject to the right of the Board of Directors of the Company (the "Board") to amend or terminate the Plan at any time.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board, or such other committee designated by the Board, or in the absence of such Committee, by the full Board (the Committee, or the Board acting in the absence of a Committee shall hereafter be referred to as the "Committee").

     3. ELIGIBILITY. Only those executive officers designated by the Committee shall participate in this Plan and shall be a "Participant" in this Plan. References herein to an "executive officer" shall refer to only those executive officers who have been selected for participation in the Plan. The
Committee will provide each Participant with an agreement evidencing such Participant's share of the incentive opportunity bonus pool (the "Participation Agreement").

     4.   AWARDS.

          (a) The Company has targeted generation of at least $12 million of annual, pre-tax operating income by 2005 and in each year thereafter. For purposes of computing any amounts funded or paid hereunder, pre-tax operating income shall be determined in the same manner used in the Company's planning and budgeting process, and shall include expenses related to amounts payable under this Plan.

          (b) In the event the Company achieves in the 2003, 2004 or 2005 fiscal years annual pre-tax operating income of at least $12 million (the
"Income Goal"), the Company will establish a $3.375 million bonus pool. The fiscal year in which such Income Goal is achieved is referred to herein as the "Attainment Year". In the event the Income Goal is not achieved, but the Company's annual, pre-tax operating income is at least $9.0 million in 2005, then the bonus pool will be established at $1.6875 million (50% for achieving 75% of the Income Goal), and will be increased on a straight line basis for pre-tax, operating income above $9.0 million up to the $12 million target. Such income level between $9.0 million and $12.0 million shall become the Income Goal for subsequent years, and 2005 shall be the Attainment Year. Upon the


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Company's  establishment  of the bonus pool as set forth above, each Participant shall be eligible to receive the portion of such bonus pool allocated to him by the Committee.

          (c) In order to assure that the Income Goal is sustainable in future years, the bonus pool (and all resulting bonus payments to Participants) will be paid in three substantially equal installments, the first payable promptly upon availability of audited annual financial results for the Attainment Year; the second payable promptly upon availability of audited annual financial results for the fiscal year immediately following the Attainment Year if the Income Goal is achieved in the fiscal year immediately following the Attainment Year; and the remainder promptly upon availability of audited annual financial results for the second fiscal year immediately following the Attainment Year, if the Income Goal is achieved in the second fiscal year immediately following the Attainment Year. In the event the Income Goal is not achieved in the first fiscal year following the Attainment Year, that year's portion of the bonus pool (and all resulting bonus payments for all Participants) will not be paid, but will be carried forward and paid in the subsequent year, if the Company's aggregate, two-year pre-tax operating income at the end of the second year following the Attainment Year is at least 200% of the Income Goal applicable for such second year. In the event the Company's aggregate, two-year pre-tax operating income at the end of the second year exceeds $18.0 million but is not at least 200% of the Income Goal applicable for such second year, the portion of the balance remaining in the bonus pool that will be paid out for such second year will be computed on a straight line basis (with $18 million being zero percent) for aggregate, two-year pre-tax, operating income above $18.0 million up to the amount which equals 200% of the Income Goal applicable for such second year.

     5. PAYOUTS. All awards shall be paid in cash, unless payment is deferred at the election of the Participant under a deferred compensation plan then maintained by the Company.

     6.   TERMINATION.

          (a) Except as provided in the remainder of this Section 6(a), a Participant must be employed by the Company on the date of payment in order to be entitled to such payment. If a Participant's employment terminates prior to the end of the Attainment Year due to death, disability, or termination by the Company without Cause (as defined in Paragraph 6(b)), or termination by the Participant with Good Reason (as defined in Paragraph 6(c)) then the Participant will share in any subsequent bonus pool payouts. The share will be determined based on the number of full and partial months elapsed in the period from the Effective Date to the termination of such Participant's employment divided by the number of months from the Effective Date to the end of the Attainment Year. For example, if such an employment termination occurs on December 31, 2004 and 2005 is the Attainment Year, the Participant (or his beneficiary) will be entitled to receive two-thirds of any payout he otherwise would have received had he remained employed.

          (b) "Cause" shall mean, with respect to termination of a Participant's employment, the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:


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               (i)  In  the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company at the time of the grant of the bonus opportunity, or where there is such an agreement but the agreement does not define "cause" (or similar words) or a "cause" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment arrangement by reason of a determination by two-thirds of the members of the Board voting that such Participant: has engaged in willful neglect (other than neglect resulting from his incapacity due to physical or mental illness) or misconduct; has engaged in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise; has materially breached the terms of any employment, change in control or similar agreement in effect between the Participant and the Company, and such breach persisted after notice thereof from the Company and a reasonable opportunity to cure; or has been convicted of (or has plead guilty or no contest to) any felony other than a traffic violation; or

               (ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company at the time of the grant of the bonus opportunity that defines "cause" (or similar words) and a "cause" termination would be permitted under such agreement at that time, the termination of an employment that is or would be deemed to be for "cause" (or similar words) as defined in such agreement.

          (c) "Good Reason" shall mean the occurrence of any of the following without Participant's prior written consent during the term of his employment with the Company, which occurrence continues for ten (10) days after written notice thereof from the Participant to the Company:

               (i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company at the time of the grant of the bonus opportunity, or where there is such an agreement, but the agreement does not define "good reason" (or similar words) or a "good reason" termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment arrangement by the Participant for any of the following reason:

                    (1) Any material adverse change in Participant's status, title, authorities or responsibilities which represents a demotion from such status, title, authorities or responsibilities which are materially inconsistent with his then current status, title, position or work responsibilities, or any removal of Participant from, or failure to appoint, elect, reappoint or reelect Participant to, any of his positions, except in connection with the termination of his employment with or without Cause, or as a result of his death or disability, provided, however, that no change in title, authorities or responsibilities customarily attributable solely to the Company ceasing to be a publicly traded corporation shall constitute Good Reason hereunder;


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                    (2)  The exclusion of Participant in any incentive, bonus or other compensation plan in which Participant then participates in, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Participant's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder; provided, however, that Participant continues to meet all eligibility requirements thereof. Notwithstanding the foregoing, this provision shall not apply to the exclusion of Participant in any incentive, bonus or other compensation plan in which Employee then participates to the extent that such termination is required by law.

                    (3) Any amendment, modification or termination of this Plan which materially and adversely affects Participant's rights hereunder.

                    (4) The failure by the Company to continue in effect any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which Participant participates), or any material fringe benefit or prerequisite enjoyed by him as of the Effective Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to the failure to continue such plan, or the failure by the Company to continue Participant's participation therein, or any action by the Company which would directly or indirectly materially reduce his participation therein or reward opportunities thereunder, or the failure by the Company to provide him with the then current benefits to which he is entitled under any employment agreement or otherwise; provided, however, that Participant continues to meet all eligibility requirements thereof. Notwithstanding the foregoing, this provision shall not apply to the exclusion of Participant in any employee benefit plan in which Participant then participates to the extent that such termination is required by law, or to such failure to continue any employee benefit plan or fringe benefit, or the Participant's participation therein or reward opportunity thereunder if such failure to continue such plan or benefit is applicable to the Company's executive officers and/or employees generally.

                    (5) Any material breach by the Company of any provision of his employment agreement, if any;

                    (6) The failure of the Company to obtain a reasonably satisfactory agreement from any successor or assign of the Company to assume and agree to perform Participant's employment agreement, if any, as contemplated in such employment agreement; or

                    (7) termination by a Participant during the thirty (30)-day period immediately following the first anniversary of the date of any Change in Control (as defined herein) of the Company.


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               (ii) In  the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company at the time of the grant of the bonus opportunity that defines "good reason" (or similar words) and a "good reason" termination would be permitted under such agreement at that time, the termination of an employment by the Participant that is or would be deemed to be for "good reason" (or similar words) as defined in such agreement.

     7.   CHANGE  IN  CONTROL.

          (a) In the event of a Change in Control (as defined in Paragraph 7(b)), on or prior to December 31, 2005, the bonus pool will be established on a pro rata basis based on the number of months elapsed in the performance period divided by 36, and each Participant shall receive the amount of such bonus pool allocated to him within 30 days after the closing of the transaction giving rise to such Change in Control. The proration will be based on the actual, trailing twelve months' pre-tax operating income divided by $12 million. For example, if the Change in Control occurs in 2003 and the trailing twelve months pre-tax operating income is $6 million, then the bonus pool will be established at a 50% level. In the event of a Change in Control after December 31, 2005, then any unpaid bonus pool shall be paid out in full within 30 days after the closing of the transaction giving rise to such Change in Control.

          (b)     "Change  in  Control"  shall  mean:

               (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that a public offering of the Company's securities shall not constitute a corporate reorganization;

               (ii) the sale, transfer, or other disposition of all or substantially all of the Company's assets;

               (iii) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either
     (x) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (y) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

               (iv) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (x) a trustee or other fiduciary


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     holding  securities under an employee benefit plan of the Company and (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

     Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     8. OTHER PROVISIONS. Bonus opportunities granted under the Plan may also be subject to such other provisions (whether or not applicable to the bonus opportunity granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, making such bonus opportunity contingent upon execution by such Participant of a Participation Agreement or similar agreement containing restrictive covenants, in addition to such other provisions specifically provided for under the Plan.

     9. AMENDMENT. The Plan may be amended, modified or terminated by the Board.

     10. NO RIGHT TO CONTINUED EMPLOYMENT. A Participant's rights, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company reserves the right to terminate the employment of any Participant at any time.

     11. NO RIGHT, TITLE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     12. WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including such Participant's FICA obligations) required by law to be withheld with respect to any taxable event arising as a result of the Plan.

     13. BENEFICIARIES. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary or beneficiaries to whom any amounts payable in the event of such Participant's death are to be paid.

     14. MISCELLANEOUS. The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon such Participant's heirs, legal


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representatives  and  successors. The Plan and all awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Idaho (other than its provisions respecting choice of law).

     15.   DISPUTE  RESOLUTION.

          (a) All disputes arising out of this Plan shall be resolved by the following alternative dispute resolution process: (i) the Company shall seek a fair and prompt negotiated resolution with any Participant; but if this is not possible, (ii) all disputes shall be resolved by binding arbitration; provided,
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that during this process, at the request of the Company or any Participant, made not later than 60 days after the initial arbitration demand, the parties shall attempt to resolve any dispute by non-binding, third-party intervention, including either mediation or evaluation or both but without delaying the arbitration hearing date. By the adoption hereof by the Company, and by becoming a Participant in the Plan, both parties give up their right to have the dispute decided in court by a judge or jury.

          (b) Any controversy or claim arising out of or connected with this Plan shall be decided by arbitration. In the event the parties cannot agree on an arbitrator, then the arbitrator shall be selected by the administrator of the American Arbitration Association ("AAA") office in Salt Lake City, Utah. The arbitrator shall be an attorney with at least 15 years' experience in employment law in Idaho. Boise, Idaho shall be the site of the arbitration. All statutes of limitation, which would otherwise be applicable, shall apply to any arbitration proceeding hereunder. Any issue about whether a controversy or claim is covered by this Plan shall be determined by the arbitrator.

          (c) The arbitration shall be conducted in accordance with this Plan, using as appropriate the AAA Employment Dispute Resolution Rules in effect on the date hereof. The arbitrator shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require both parties to submit some or all of their respective cases by written declaration or such other manner of presentation as the arbitrator may determine to be appropriate. The parties agree to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues.

          (d) The arbitrator shall take such steps as may be necessary to hold a private hearing within 120 days of the initial request for arbitration and to conclude the hearing within two days; and the arbitrator's written decision shall be made not later than 14 calendar days after the hearing. These time limits are included in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Both written discovery and depositions shall be allowed. The extent of such discovery will be determined by the Company and the Participant and any disagreements concerning the scope and extent of discovery shall be resolved by the arbitrator. The written decision shall contain a brief statement of the claim (s) determined and the award made on each claim. In making the decision and award, the arbitrator shall apply applicable substantive law. The arbitrator may award injunctive relief or any other remedy available from a judge, including consolidation of this arbitration with any other involving common issues of law or fact which may promote judicial economy, and may award


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attorneys'  fees and costs to the prevailing party, but shall not have the power to  award  punitive  or  exemplary  damages.



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